Exhibit 17(a)

WESTERN ASSET INTERMEDIATE MUNI FUND INC. PO Box 43131 Providence, RI 02940-3131	EVERY VOTE IS IMPORTANT EASY VOTING OPTIONS:

SCAN The QR code or visit www.proxy-direct.com to vote your shares

CALL 1-800-337-3503 Follow the recorded instructions available 24 hours

MAIL Vote, Sign and Mail in the enclosed Business Reply Envelope

VOTE IN PERSON Attend Stockholder Meeting Franklin Templeton One Madison Avenue, 17th Floor New York, New York on [ ], 2026

Please detach at perforation before mailing.

PROXY	WESTERN ASSET INTERMEDIATE MUNI FUND INC. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Jane E. Trust, Thomas C. Mandia, Jeanne M. Kelly, Tara Gormel, and Marc De Oliveira and each of them proxies with several powers of substitution to attend the Special Meeting of Stockholders of Western Asset Intermediate Muni Fund Inc. (the “Fund”) scheduled to be held at Franklin Templeton, One Madison Avenue, 17th Floor, New York, New York on [ ], 2026 at [ ] a.m. (Eastern time), or at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such meeting.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted “FOR” the proposals and in the discretion of the proxies upon such other business as may properly come before the meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

CHANGE OF ADDRESS

SBI

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to Be Held on [ ], 2026.

The Proxy Statement and Proxy Card are available at:

https://www.proxy-direct.com/fnk-[ ]

Please detach at perforation before mailing.

If no specific instructions are provided, this proxy will be voted “FOR” the proposals and in the discretion of the proxies upon such other business as may properly come before the meeting.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:	x

A	Proposals	The Board of Directors unanimously recommends a vote “FOR” for the following proposal.

FOR	AGAINST	ABSTAIN

01.   For stockholders of SBI to approve the merger of SBI with and into Western Asset Managed Municipals Fund Inc. (“MMU”) in accordance with the Maryland General Corporation Law and pursuant to an Agreement and Plan of Merger between SBI and MMU.

☐	☐	☐

Any other business that may properly come before the Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below

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Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Scanner bar code

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